CONSENT OF RICHARD L. NIELSEN

The undersigned hereby consents to:

(i)

the filing of the written disclosure regarding the technical report entitled “Technical Report Update of Gas Hills Uranium Project Freemont and Natrona Counties, Wyoming, USA” dated March 22, 2013 (the “Technical Disclosure”), contained in the Annual Information Form for the period ended December 31, 2014 (the “AIF”) of Energy Fuels Inc. (the “Company”) filed as an exhibit to the Company’s Form 40-F Annual Report for the period ended December 31, 2014, and any amendments thereto (the “40-F”), being filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)

the incorporation by reference of such Technical Disclosure in the 40- F and the AIF into the Company’s Form F-4 Registration Statement being filed with the SEC, and any amendments thereto (the “F-4”); and

(iii)	the use of my name in the AIF, the 40-F and the F-4.

/s/ Richard L. Nielsen
___________________________________
Richard L. Nielsen, Professional Geologist

Date: May 8, 2015